                                                          UNITED STATES

                                       SECURITIES AND EXCHANGE COMMISSION

                                                      Washington, D.C. 20549

                                                                FORM 8-K

                                                       CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                               Date of Report:  November 5, 2012

                                                               Abby Inc.

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                                  (Exact name of registrant as specified in its charter)

                        Nevada                                 000-54734                 applied for

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         (State or other jurisdiction of            (Commission File        (IRS Employer

           incorporation)                                    Number)                     Identification Number)

60 Auburn Bay Avenue SE, Calgary, AB   Canada

                               (Address of Principal Executive Offices) (Zip Code)

                                                          403-922-4583

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                           Registrant's telephone number, including area code

                                                                N/A

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                  (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c)

SECTION 1- Registrant’s Business and Operations

1.01 Entry into a Material Definitive Agreement

Rogers Oil and Gas, Inc.   (“Rogers”) is a corporation organized in the province of  Alberta, Canada with a principal place of business located in Calgary, Alberta.  Pursuant to the Companies Creditors Arrangement Act, Canada, Rogers submitted a Plan of Arrangement and Compromise of Rogers’ Creditor Claims (the “Plan”) to the Queen’s Bench Court located in Alberta.

The Plan contemplates Rogers recapitalizing its outstanding equity so that there will be 100 shares of common stock issued and outstanding (the “Rogers Shares”).  In consideration for the acquisition of the Rogers Shares,  Abby shall issue  20,233,615 shares of the Company’s Series A Preferred Shares to the Rogers debenture holders.  Currently,   each  Series A preferred share can be exchanged for  one Abby common share.  However,   prior to execution of a letter agreement, Abby  may be required to further amend its certificate of incorporation to provide for a different exchange ratio for the holders of the Series A preferred stock.     Investors are urged to review the Plan in its entirety and is attached hereto as Exhibit 10.1

Following approval of the Plan, execution of a Letter Agreement, delivery of Rogers  audited financial statements, at the closing of the transaction,  the operations and management of the Rogers Property shall be the obligation of Abby.   Abby shall be responsible for all costs and expenses incurred in the operation  of the Rogers property.

There can be no assurance that all conditions precedent to Closing will occur or that we will obtain final approval from the Court should Rogers be required to file amendments to the Plan.

For a period of one year following the approval of the Plan, Abby shall provide the Monitor, Ernst & Young,  with a monthly accounting of all  revenues and expenses generated by the Rogers Property and deliver the accounting to  the Monitor together with payment representing 50% of the net revenues.  Abby shall deliver the Cash Pool to the Monitor on a monthly basis.  Payments to the Monitor shall be based on cash received by Abby and not based on account receivable.  Notwithstanding the foregoing, any revenues received by Abby following the twelve month anniversary date of the Agreement, which were earned during the twelvemonth period shall be delivered to the Monitor except that Abby shall have no further obligation to deliver the Cash Pool to the Monitor at any time following 18 months following approval of the Plan.

Holders of the Series A may convert the Series A Preferred Shares into common stock at anytime following the Plan Implementation Date.  At the one year anniversary,  all Series A preferred shares will be converted into common shares without any further action by the holders of the Series A preferred stock.

About Rogers:

Rogers currently owns a 25% working interests in 15 oil wells within the Williston Basin.  The Bakken Formation, located in the Williston Basin, is spread throughout Saskatchewan, Montana, and North Dakota.

Rogers Oil & Gas will operate as the Canadian oil and gas exploration and development arm of Abby, Inc.

Rogers’ 15-well 25% working interests include the Wordsworth,  West Wildwood and West Queensdale fields.  Further development of these wells and future expansion will be subject to Abby securing additional financing of which there can be no assurance.

Descriptions of the Williston Basin fields:

Wordsworth:

Rogers’  current 25% working interests in Wordsworth includes 4 producing wells, one satellite separator plant, and one water disposal well.

West Wildwood:

Rogers’ 25%  working interests in West Wildwood include one producing well.

West Queensdale

Rogers’ 25%  working interests in West Queensdale include 12 producing wells, one central oil treatment facility, and one water disposal well.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Plan of Arrangement and Compromise

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     ABBY INC.

                                              By: /s/ Thomas Forzani

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                                             Thomas Forzani, President

                                          Date: November 5, 2012